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                                                                    EXHIBIT 16.1

                                                           [GRANT THORNTON LOGO]

ACCOUNTANTS AND BUSINESS ADVISORS







May 30, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F St NE
Washington, DC 20549

Dear Sir or Madam:

We have read Change in Independent Accountants contained in Trubion Pharmaceuticals, Inc. Form S-1 filing to be filed on or about May 31, 2006 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
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GRANT THORNTON LLP













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